Exhibit 10.27

LEASING AGREEMENT NUMBER: 257617

GENERAL INFORMATION

BANCOLOMBIA S.A. INFORMATION

Representative: MARTIN ORLANDO PRIETO RODRIGUEZ

Identification: C.C. 79048722

Capacity: SPECIAL ATTORNEY-IN-FACT

LESSEE INFORMATION:

Name: LATAM LOGISTIC COL PROPCO COTA 1 S.A.S

Constitution Deed: Private document dated July 5, 2016, registered at the Chamber of Commerce of Bogota on July 6, 2016, under number 02119670 of Book IX

Representative: Michael Patrick Fangman, bearer of P.P. No. [642954587]; ii) Guillermo Jose Zarco Berdejo bearer of ID No. 79,693,866; and (iii) Esteban Saldarriaga Gaviria bearer of ID No. 81,717,335

Capacity: Legal Representative

Authorization:

ASSETS AND SUPPLIERS

●	Supplier: Autonomous Heritage called FIDEICOMISO LATAM LOGISTIC COL PROPCO COTA 1
●	Description of the Asset: Warehouse 300 Project Logistic Park Street 80
●	Property Address: Km 8.5 Bogota - Medellin Highway, North Side, Vereda la Punta, Tenjo, Cundinamarca.
●	Location: Tenjo, Cundinamarca

Detailed information about the asset(s) may be indicated in the Initiation Annex of the Term sent by BANCOLOMBIA S.A. to THE LESSEE and/or in the final invoice(s) issued by THE SUPPLIER(s) of the asset(s).

VALUE OF THE ASSET(S) SUBJECT TO THIS CONTRACT: 82,186,000,000.00

Construction: 69,036,240,000.00

Land: 13,149,760,000.00

If the asset(s) subject to this CONTRACT requires a process of importation, manufacturing, construction, or legalization of THE PROPERTY, the value of the asset(s) will be the result of adding the amount of all disbursements made during the advance stage, which will be adjusted and indicated in the Initiation Annex of the Term.

FINANCIAL CONDITIONS

Reference Basic Rate: IBR N.A.M.V

The above-mentioned rate will be expressed in Effective Annual Terms for the calculation of the rent, in the Initiation Annex of the Term.

Mode: Terminated

CONTRACT Term: 180 months.

Payment Frequency: Monthly

Grace Period: 6

Frequency for CONTRACT Rate Determination: Monthly.

The IBR N.A.M.V. will correspond to that of the rate determination week.

The Initiation Annex of the Term will indicate the payment date of the first installment and the date for the initial rate determination, which will continue to be determined with the initially specified frequency.

TYPE OF AMORTIZATION

Installment:

Initial Extraordinary Payment: 37,686,000,000

This amount, to be paid as capital at the beginning of the term, must be paid by THE LESSEE as a prerequisite to initiate the process of purchase, importation, construction, or legalization of THE PROPERTY of the asset(s) subject to this CONTRACT. It may vary according to the conditions of the operation approval. In case of changes in the value of the asset(s) subject to this CONTRACT, the remaining balance must be paid by THE LESSEE on the term initiation date.

PURCHASE OPTION:

Payment Date: On the maturity date.

Option Percentage: 1.00%

Value: Will be indicated in the initiation annex of the term

If the asset(s) subject to this CONTRACT requires a process of importation, manufacturing, construction, or legalization of THE PROPERTY, the value of the purchase option will be indicated in the Initiation Annex of the Term.

INSURANCE DURING THE CONTRACT TERM

Insurance Type: COLLECTIVE

Type of Insurance by Branch:

It will be indicated in the Initiation Annex of the Term. THE LESSEE has expressed the intention to take out insurance with BANCOLOMBIA S.A.’s collective policy to protect the assets subject to this CONTRACT as established in section 18 of Part I. In this sense, THE LESSEE authorizes BANCOLOMBIA S.A. to take out insurance on its behalf by managing the procedures for its inclusion in said collective policy for the entire term of the leasing CONTRACT.

The insurance conditions and the insured value will be provided with the Initiation Annex of the Term.

The insured value will be indicated in the Initiation Annex of the Term.

Additional Conditions (Covenants, additional clauses, commissions, among others)

BINDING TO REAL ESTATE UNIT:

Leasing CONTRACT:

FIRST: THE LESSEE will receive a benefit in the form of including points or the discount given in the rate from the moment of CONTRACT signing on acquiring a property that has a certification. The client must select the EDGE, LEED, CASA, SITES, Parksmart, TRUE, WELL.

To achieve this, THE LESSEE must present the following documents during the advance stage so that the CONTRACT activation can be done with the rate benefit.

To maintain that benefit, it will be the obligation of THE LESSEE to present the final EDGE, LEED, CASA, SITES, Parksmart, TRUE, WELL certification within a maximum period of 6 months after the CONTRACT activation date, extendable for an equal period, at the decision of BANCOLOMBIA. If this last requirement is not met, BANCOLOMBIA has the authority to remove the rate benefit granted to THE LESSEE, starting from that moment, applying the rate without any benefit for the operation.

CLAUSE

Between the undersigned, BANCOLOMBIA S.A., represented in this CONTRACT by the person indicated in General Data, a joint-stock company, who will hereinafter, for the purposes of this CONTRACT and all others related to it, be referred to as “THE BANK,” and “THE LESSEE,” as indicated in General Data, a Financial Leasing with a Purchase Option CONTRACT, hereinafter “FINANCIAL LEASING “ or the “CONTRACT”), has been entered into, which will be governed by the following clauses and, in the absence of provisions therein, by the legal regulations:

PART I: GENERAL CONDITIONS

1. BACKGROUND.

A. THE LESSEE, as an expert in its commercial activity and based on such expertise, expressed to THE BANK its willingness to enter into a Financial Leasing Lease CONTRACT to access the use and enjoyment of the real estate unit (the “Warehouse 300”), which is part of the real estate development project called “Latam Logistic and Industrial Park Street 80 - Horizontal Property,” which will aim to construct a logistics park (the “Logistics Park”), located in the Municipality of Tenjo, Department of Cundinamarca. The Warehouse is developed on THE PROPERTY identified with registration folio No. 50N-20871371 50N-of the Office of Public Instruments Registration of Bogota, North Zone (the “Properties”).

B. The Properties, of which Warehouse 300 is a part, are within the general boundaries taken from Public Deed No. 940 of July 10, 2020, issued by Notary No. 6 of the Circle of Bogota:

General boundaries of THE PROPERTY identified with registration folio 50N-20871371:

“NORTH: From point 87 to point 88 in a straight line at a distance of one hundred thirty-eight point eighty-five meters (138.85 m) adjoining common areas of the Industrial Park; WEST: From point 88 to point 90 in a straight line at a distance of fourteen point ninety-seven meters (14.97 m) adjoining common areas of the Industrial Park; from point 90 to point 92 in a straight line at a distance of two hundred seventeen point fifty-seven meters (217.57 m) adjoins common areas of the Industrial Park; From point 92 to point 93 in a straight line with a distance of eighteen meters (18.00 m) adjoins common areas of the Industrial Park; From point 93 to point 81 in a straight line with a distance of nineteen point forty-seven meters (19.47 m) adjoins common areas of the Industrial Park; SOUTH: From point 81 to point 82 in a straight line with a distance of one hundred fifty-five point thirty-three meters (155.33 m) adjoins common areas of the Industrial Park; EAST: From point 82 to point 83 in a straight line with a distance of nineteen point twenty-nine meters (19.29 m) adjoins common areas of the Industrial Park; from point 83 to point 84 in a straight line with a distance of sixteen point zero two meters (16.02 m) adjoins common areas of the Industrial Park; from point 84 to point 85 in a straight line with a distance of two hundred nine point eighty-eight meters (209.88 m) adjoins common areas of the Industrial Park; From point 85 to point 86 in a straight line with a distance of sixteen point zero two meters (16.02 m) adjoins common areas of the Industrial Park; From point 86 to point 87 in a straight line with a distance of twenty-two point eighty-five meters (22.85 m) adjoins common areas of the Industrial Park and closes.

Common Area for Exclusive Use: Warehouse B300 corresponds to two (2) common areas for exclusive use located, the first on the eastern side equivalent to 3,262.96 m2 and the second located on the western side, equivalent to 3,915.50 m2, for a total of 7,178.46 m2. These common areas for exclusive use include access ramps, unloading docks, and parking spaces.”

C. The Logistics Park is in the process of development and construction based on what is provided in the following resolutions:

(i) Resolution 187-2017 of August 31, 2017, issued by the Administrative Department of Municipal Planning of Tenjo.

(ii) Resolution 027-2018 of February 23, 2018, issued by the Administrative Department of Municipal Planning of Tenjo.

(iii) Resolution 022-2019 of January 25, 2019, issued by the Administrative Department of Municipal Planning of Tenjo.

(iv) Resolution 114-2019 of May 24, 2019, issued by the Secretary of Territorial and Urban Development of Tenjo.

(v) Resolution 273-2019 of October 11, 2019, issued by the Secretary of Territorial and Urban Development of Tenjo.

(vi) Resolution 372-2019 of December 26, 2019, issued by the Secretary of Territorial and Urban Development of Tenjo.

(vii) Resolution 373-2019 of December 27, 2019, issued by the Secretary of Territorial and Urban Development of Tenjo.

(viii) Resolution 110 -2020 of June 16, 2020, issued by the Secretary of Territorial and Urban Development of Tenjo.

(ix) Resolution 111 -2020 of June 16, 2020, issued by the Secretary of Territorial and Urban Development of Tenjo.

(x) Resolution 112-2020 of June 16, 2020, issued by the Secretary of Territorial and Urban Development of Tenjo.

Resolution 230-2020 of November 26, 2020, issued by the Secretary of Territorial and Urban Development of Tenjo.

D. In accordance with the above, a series of real estate units are being constructed within the Logistics Park, including Warehouse 300. For the legal creation of the units that make up the Logistics Park, subdivision, and construction urban licenses, as well as the approval of the horizontal property deed, have been processed before the Secretary of Territorial and Urban Development of Tenjo, allowing their individualization and legal and physical identity, as previously outlined.

E. According to the urban licenses and the approval of the horizontal property deed, the Logistics Park is subject to the horizontal property regime of Law 675 of 2001, through Public Deed No. 881 of February 27, 2020, granted by Notary 73 of the Circle of Bogota D.C., amended by Public Deed No. 940 of July 10, 2020, granted by Notary 6 of the Circle of Bogota D.C.

Hereinafter referred to as “THE PROPERTY,” on the following terms:

(i) Regarding THE PROPERTY that constitutes the subject of this CONTRACT, it is THE LESSEE who is aware of its characteristics.

(ii) THE BANK is going to acquire THE PROPERTY from THE SUPPLIER, namely, ALIANZA FIDUCIARIA S.A., as the spokesperson and administrator of the autonomous heritage LATAM LOGISTIC COL PROPCO COTA 1, hereinafter THE SUPPLIER chosen by THE LESSEE, and

(iii) By express instruction of THE LESSEE, THE BANK and THE SUPPLIER will establish the material and financial conditions under which THE BANK will acquire THE PROPERTY, as defined by THE LESSEE.

F. In accordance with the above, THE LESSEE, under its responsibility, authorizes THE BANK to pay, perform acts, and enter CONTRACTs related to the acquisition of THE PROPERTY. Additionally, THE LESSEE will be responsible for the accuracy and authenticity of all information provided during the process of acquiring THE PROPERTY. Payment to THE SUPPLIER will be made in legal currency.

G. THE LESSEE, based on the selection of THE SUPPLIER and THE PROPERTY, declares that it is aware of and accepts its condition and the services it can provide. Therefore, THE BANK will not be responsible in cases where THE SUPPLIER delivers THE PROPERTY incompletely, nor for damages, faults, defects, or hidden defects that, for any reason, may affect THE PROPERTY and prevent its use in whole or in part.

2. OBJECT. Under this CONTRACT, THE BANK undertakes to deliver, under the title of FINANCIAL LEASING LEASE, to THE LESSEE, and the latter undertakes to receive from the former under the same title THE PROPERTY, in exchange for the payment of the rent, with THE LESSEE being granted the option to purchase THE PROPERTY at the end of the CONTRACT.

3. COMMISSIONS. THE LESSEE and THE BANK may agree on commission(s), the formula(s) for calculation and form of payment of which will be indicated in the General Data of this CONTRACT.

4. TERM. The duration of the CONTRACT is between the date of its signing and the date on which the parties fulfill all their obligations arising from this CONTRACT, and the transfer of THE PROPERTY has taken place or its restitution. The term is the period agreed upon by the parties for the payment of the rents and/or the purchase option if exercised.

Conditions Precedent to the Commencement of the Term: The commencement date of the Term shall be the date on which the last of the following events occurs:

(i) Verification of the delivery of the entirety of THE PROPERTY by THE BANK to THE LESSEE, in accordance with the provisions of this CONTRACT,

(ii) Verification of the registration of THE PROPERTY in the name of THE BANK in case THE PROPERTY is subject to registration, free of encumbrances.

(iii) Maximum of five (5) business days from the receipt to the full satisfaction of BANCOLOMBIA of the invoice(s) from THE SUPPLIER of THE PROPERTY.

In cases where THE LESSEE already possesses THE PROPERTY, the event specified in item (i) will not be subject to verification.

5. ADVANCE STAGE.

It is the stage between the date of signing the CONTRACT and the start of the Term (“Advance Stage”), in which THE BANK will pay sums of money called Advances to THE SUPPLIER, aiming to purchase, import, and/or CONTRACT the construction of THE PROPERTY. This stage will have a maximum period of six (6) months, counted from the CONTRACT signing date (“Maximum Period of the Advance Stage”).

THE BANK will charge interest on the Advances at the rate and with the frequency specified in the General Data of the CONTRACT, according to the prevailing interest rate at the time of the Advance payment. The accrued interest will be calculated and charged monthly. The interest rate on the Advances will be recalculated according to the frequency established in General Data, taking the prevailing rate at the time of the new calculation.

5.1 Conditions precedent to the payment of Advances: The payment of Advances within the Advance Stage is subject to compliance in form and time with the conditions set forth below, to the satisfaction of THE BANK, so the absence of any of them will empower THE BANK to suspend such Advances:

i) That the necessary documents to formalize the financing have been delivered to the satisfaction of THE BANK, such as, but not limited to: a favorable title search, appraisals, promissory notes, documents linking THE SUPPLIER;

ii) That the subscription and perfection of guarantees and insurance required by THE BANK have been completed;

iii) That THE SUPPLIER does not present any non-compliance in the supply, construction, and/or manufacture of THE PROPERTY or the Maximum Period of the Advance Stage has not been exceeded;

iv) The Term of Lease CONTRACT No. 235195 for Warehouse 400 and Warehouse 600 of the LOGISTICS PARK CALLE 80 must have commenced.

v) The lease CONTRACT must have been signed with the company SAMSUNG SDS GLOBAL SCL COLOMBIA S.A.S, which in turn has signed a mandate CONTRACT with SAMSUNG ELECTRONICS COLOMBIA S.A for Warehouse B300 of the LOGISTICS PARK CALLE 80.

vi) A certificate of M2 or an appraisal sent by the project developer supporting the commercial construction value of THE PROPERTY must have been received to the satisfaction of THE BANK.

5.2 Effects in the Advance Stage for exceeding the financing amount or exceeding the Maximum Period of the Advance Stage:

a. Effects when exceeding the Maximum Financing Amount:

If additional sums are required beyond the approved Maximum Financing Amount, THE BANK may choose one of the following alternatives, with the aim of completing THE PROPERTY:

i) THE BANK may continue disbursing Advances, and while the CONTRACT remains in the Advance Stage, require THE LESSEE to pay extraordinary installments on the amount owed. To determine the value of the extraordinary installments, THE BANK will take into account the value of the Advances and, considering a monthly payment frequency, for a term corresponding to the one agreed upon for the CONTRACT (as if the Term had commenced), and the value or percentage of the Purchase Option on the disbursed Advances, THE BANK will generate a plan of extraordinary installment payments during the Advance Stage. The plan for extraordinary installment payments will be linear, meaning that it is constant throughout the term, and results from taking the total value of the disbursed Advances minus the proportional value of the purchase option divided by the number of extraordinary installments, according to the term and a monthly payment frequency. The first invoice will be issued within the month following that in which THE BANK informs THE LESSEE of the exercise of the right contained in this numeral. For accounting purposes, the extraordinary installments described here will have the nature of initial leasing operation rents. These extraordinary installments will be in addition to: i) the payment of interest accruing during the Advance Stage on the sums disbursed and that continue to be disbursed by THE BANK up to the Maximum Financing Amount from the accrual of the extraordinary installments referred to in this numeral; ii) other extraordinary installments in case they have been established in this CONTRACT; and iii) other payments established at the expense of THE LESSEE. Once the Term of the CONTRACT begins, the Rent will be calculated in accordance with the provisions of the Rent clause established in the CONTRACT; and for the determination of the rent, the value(s) of the extraordinary installment(s) that THE LESSEE has paid as provided in this numeral will be deducted.

ii) THE BANK may cease disbursing Advances, and if it is contractually bound to pay the value of THE PROPERTY to THE SUPPLIER, THE LESSEE agrees to reassume the payment obligation to the latter, for sums exceeding the Maximum Financing Amount, so that THE LESSEE continues to make payments pending completion of THE PROPERTY to THE SUPPLIER on behalf and for the account of THE BANK. THE LESSEE must make an extraordinary payment within five (5) days following the payment to THE SUPPLIER, covering the difference between the Maximum Financing Amount and the final value of THE PROPERTY.

b. Effects when exceeding the established Maximum Period for the Advance Stage:

THE BANK may choose one of the following alternatives:

i) THE BANK may unilaterally declare the unilateral termination of the CONTRACT with just cause, or

ii) THE BANK may continue disbursing Advances, and while the CONTRACT remains in the Advance Stage, require THE LESSEE to pay extraordinary installments on the amount owed. To determine the value of the extraordinary installments, THE BANK will take into account the value of the Advances and, considering a monthly payment frequency, for a term corresponding to the one agreed upon for the CONTRACT (as if the Term had commenced), and the value or percentage of the Purchase Option on the disbursed Advances, THE BANK will generate a plan of extraordinary installment payments during the Advance Stage. The plan for extraordinary installment payments will be linear, meaning that it is constant throughout the term, and results from taking the total value of the Advances disbursed less the proportional value of the purchase option divided by the number of extraordinary installments, according to the term and a monthly payment frequency. The first invoice will be issued within the month following the one in which THE BANK informs THE LESSEE of the exercise of the faculty contained in this clause. For accounting purposes, the extraordinary installments described here will have the nature of initial rents for the leasing operation.

These extraordinary installments will be in addition to: i) the payment of interest accrued during the Advance Stage on the disbursed amounts and those that continue to be disbursed by THE BANK until the Maximum Financing Value from the accrual of the extraordinary installments referred to in this clause; ii) other extraordinary installments in case they have been established in this CONTRACT, and; iii) other payments established at the expense of THE LESSEE.

Once the CONTRACT Term begins, the Rent will be calculated in accordance with the provisions of the Rent clause established in the CONTRACT; and for the determination of the rent, the value(s) of the extraordinary installment(s) that THE LESSEE has paid as provided in this clause will be deducted.”

Paragraph: When the Maximum Financing Amount is exceeded, and THE LESSEE pays sums directly to THE SUPPLIER during the advance stage, it will acknowledge that these sums have the condition of Initial Rent and are part of the Value of THE PROPERTY.

For the purposes of this clause, the Maximum Financing Amount will be understood as the Value of THE PROPERTY described in the General CONTRACT Data less the initial rent when applicable.

6. ASSIGNMENT OF RIGHTS AND GUARANTEES:

A. DURING THE ADVANCE STAGE: In the event of termination of this CONTRACT for any reason in the advance stage, THE BANK will assign to THE LESSEE the CONTRACTual position against THE SUPPLIER, upon payment by THE LESSEE of the amounts indicated in section B.1 of clause 26 of this CONTRACT. Therefore, for the purpose of exercising its rights, THE LESSEE accepts this assignment and thus undertakes to sign all necessary documents for its formalization.

B. ONCE THE TERM OF THE CONTRACT HAS STARTED: THE LESSEE is subrogated in the rights of THE BANK against THE SUPPLIER of THE PROPERTY, and THE LESSEE can directly present any claims related to it to said supplier. THE LESSEE will be responsible for the claims made in accordance with what is established here and will notify THE BANK in writing of the results of these claims.

7. DELIVERY: THE SUPPLIER will carry out the delivery of THE PROPERTY under the terms indicated for its acquisition by THE LESSEE. THE SUPPLIER or, in its place, THE LESSEE will notify THE BANK that THE PROPERTY has been delivered.

THE LESSEE is subrogated in the rights of THE BANK against THE SUPPLIER of THE PROPERTY in relation to the delivery. This assignment does not authorize THE LESSEE to unjustifiably breach the obligation to receive THE PROPERTY.

THE LESSEE accepts that the delivery of THE PROPERTY will be carried out by THE SUPPLIER, given that both THE SUPPLIER and THE PROPERTY are chosen by THE LESSEE. Therefore, it accepts that, in the event of dissatisfaction with the delivery, it will make the corresponding claims to THE SUPPLIER in accordance with the rights assigned by THE BANK in this CONTRACT.

If a just cause for unilateral termination of this CONTRACT by THE BANK arises, THE LESSEE accepts that the rights that have been assigned to THE LESSEE against THE SUPPLIER regarding the delivery of THE PROPERTY and the guarantees are understood to be assigned in favor of THE BANK. This assignment will take effect from the moment THE BANK notifies THE LESSEE in writing of its intention, duly supported, to terminate the CONTRACT for the legal or contractually allowed reasons. PARAGRAPH: THE LESSEE recognizes and accepts that if THE PROPERTY requires any civil work or adaptation that is not part of THE PROPERTY covered by this CONTRACT, it cannot oppose the Delivery or the initiation of the Financial Lease Agreement, arguing the lack of the work or adaptation. Therefore, once the Delivery is made on the terms of this clause, THE BANK will be authorized to initiate the Financial Lease Agreement term.

PARAGRAPH: In cases where THE LESSEE is THE SUPPLIER of THE PROPERTY covered by this CONTRACT, the verification of the delivery of THE PROPERTY established in this clause will not be necessary since THE PROPERTY is under the possession of THE LESSEE. In this sense, once the Preconditions for the Initiation of the Term are met, THE BANK may initiate the Term of the CONTRACT.

8. PAYMENTS: These are the payments that THE LESSEE undertakes to make during the term of the CONTRACT on the dates established in the Term Initiation Annex of this CONTRACT. The first rent will be determined by the sum of the payments made by THE BANK during the advance stage, considering the term, the payment method, the payment frequency, the value of the purchase option, and the interest rate determined on the date of initiation of the CONTRACT term.

If the rent is subject to a variable rate, its value will be adjusted according to the basic reference rate and the frequency indicated in General Data.

9. PREPAYMENT: THE LESSEE has the right to make advance, partial, or total payments and may decide whether the payment will be applied to capital with a reduction in rent, capital with a reduction in term, or a reduction in the percentage of the purchase option. For these purposes, THE LESSEE must inform its decision to THE BANK within five (5) business days following the prepayment date; otherwise, THE BANK will apply it to capital with a reduction in rent. In accordance with Law 1555 of 2012, as well as any regulations or amendments thereto, in the event that the balance of the operation at the time of prepayment is equal to or greater than 880 legal monthly minimum wages (SMMLV), THE LESSEE must pay THE BANK, as a penalty, 1% calculated on the capital balance in the case of total prepayments, or on the amount paid in the case of extraordinary payments, an amount that will be deducted from the payment made.

In the case of prepayment of the sums disbursed in the advance stage, THE LESSEE must pay THE BANK a penalty of 2% of the CONTRACT balance when it is equal to or greater than 880 legal monthly minimum wages. This balance corresponds to the total amount disbursed to THE SUPPLIER(S). This penalty will not apply to extraordinary payments made at the request of THE BANK in accordance with the provisions of clauses 5(a) and 5(b) of this CONTRACT.

These payments will be considered as extraordinary rents, without prejudice to the tax and accounting treatment that must be given to them in accordance with the current regulations on the subject.

If THE LESSEE is not up to date with its obligations at the time of making a prepayment, the payment allocation established in this CONTRACT will be applied.

10. PAYMENT ASSIGMENT. The payments made by THE LESSEE to THE BANK will have the following order of allocation:

1. First, to the amounts due for commissions, taxes, insurance premiums, and other expenses incurred, and to the mora (default) interest derived from them, regarding any obligation with THE BANK.

2. Second, to the rents, installments, or overdue obligations regarding any CONTRACT entered with THE BANK.

3. Third, to the mora interest on rent, installments, or obligations and the penalties incurred regarding any outstanding obligation with THE BANK.

4. Fourth, to the mora interest on overdue purchase options regarding any CONTRACT entered with THE BANK.

5. Fifth, to the overdue purchase options regarding any CONTRACT entered with THE BANK.

If one or more obligations are overdue, the payment allocation will be made as indicated in articles 1653 to 1655 of the Civil Code.

PARAGRAPH: THE LESSEE expressly and irrevocably authorizes THE BANK to offset its overdue obligations in the terms established by law.

11. RIGHTS OF THE LESSEE.

A. Receive THE PROPERTY requested by THE LESSEE with the characteristics and under the conditions requested from THE BANK.

B. Use and enjoy THE PROPERTY in a proper manner and free from any impediment or obstruction attributable to THE BANK.

C. Receive attention to their requests, complaints, claims, and rights of petition in accordance with the procedures published by THE BANK on the website: www.leasingbancolombia.com.

D. Receive transparent, true, sufficient, clear, and timely information.

12. RIGHTS OF THE BANK.

A. Exercise the rights inherent to the quality of the owner, except for those that THE BANK assigns to THE LESSEE in this CONTRACT.

B. Carry out, at the expense of THE LESSEE, inspection visits and appraisal(s) to verify the condition of THE PROPERTY.

C. Collect the rents or installments and other amounts payable by THE LESSEE regarding any obligation that THE LESSEE has with THE BANK.

13. OBLIGATIONS OF THE LESSEE.

A. Select THE PROPERTY and THE SUPPLIER according to their knowledge of the conditions and characteristics of the same.

B. Receive THE PROPERTY, fulfill, and respond for the obligations arising from its use, possession, and exploitation.

C. Pay the rents even when the use of THE PROPERTY ceases temporarily or permanently due solely to THE LESSEE’s fault.

D. Comply with the obligations established by the applicable laws for THE LESSEE and/or THE PROPERTY.

E. Pay all costs and expenses, including but not limited to: title studies, appraisals, notarial fees, registrations, alienation, conservation, improvements, parking, insurance, administration fees, utility bills, infractions, fines, and sanctions, encumbrances, taxes, fees, contributions, profit shares, extraordinary rents agreed upon in this CONTRACT, and other sums that may fall on THE PROPERTY in the present or future, as well as send to THE BANK the supporting documents for such payments within 5 days following the date on which they are made.

F. Pay the expenses incurred in granting, registering, executing, modifying, and canceling the guarantee(s) that support(s) this CONTRACT, as well as the registration expenses of this CONTRACT in the registry of movable guarantees.

G. Pay the amount for the procedures or processes incurred by THE BANK, either directly or through third parties, for the payment of taxes, fees, contributions, or any other expense that is the responsibility of THE LESSEE, as well as the amount incurred by THE BANK for the payment of the aforementioned items that are the responsibility of THE LESSEE. When THE BANK pays any of the sums mentioned in item E above, THE LESSEE must reimburse said amount within the period established in the corresponding invoice.

H. Pay the expenses and professional fees incurred by THE BANK as a result of collection management, judicial or administrative processes, or if it decides extrajudicially to pay any sum of money. THE BANK will communicate to THE LESSEE in advance and substantiated any expense that, due to these events, it is going to incur.

I. Pay the expenses related to the return of THE PROPERTY, such as dismantling, uninstallation, and transportation.

J. Keep THE PROPERTY in good condition, in accordance with the recommendations given by THE BANK, except for natural wear, and perform, at their expense, all necessary repairs and maintenance.

K. Ensure that THE PROPERTY is not used for activities contrary to regulations or not allowed by the competent authorities, implementing the necessary measures for this purpose.

L. Provide THE BANK with complete, correct, truthful, and faithfully reflective information and documentation about their legal, economic, financial, and business situation, at the time of entering into this CONTRACT and when required by it or when it is a legal obligation, and update the same.

M. Preserve the documents or forms provided by THE BANK without alterations.

N. Present opposition and/or appropriate defense in case THE PROPERTY is pursued in any judicial or administrative process, incident, preventive measure, sanctioning procedure, or other actions, such as confiscation, expropriation processes, domain extinction, and destruction. For this purpose, THE LESSEE will immediately bring to light the existence of the FINANCIAL LEASING CONTRACT and will notify in writing THE BANK.

O. Obtain or ensure that registrations, permits, authorizations, licenses, certificates, taxes, fees, contributions, and other documents required by the competent authorities for the construction, use, operation, and exploitation of THE PROPERTY are obtained and kept valid, assuming the costs of the same and submitting them to THE BANK within the deadline granted by the latter. For those events in which the signing of documents by THE BANK is necessary to carry out the mentioned procedures, THE LESSEE undertakes to request them, subject to the fulfillment of the reasonably required requirements by THE BANK. THE LESSEE authorizes THE BANK to inform, register, and keep updated in the databases and/or integrated data systems of public and private entities the data related to THE PROPERTY, as well as the information of THE LESSEE related to this CONTRACT, all for the purpose of reflecting the material and legal custody of THE PROPERTY.

P. Comply with the obligations contained in the Horizontal Property Regulations and/or in the public deed of acquisition of THE PROPERTY and attend the meetings of co-owners.

Q. Request express authorization from THE BANK to i) deliver THE PROPERTY to third parties under any contractual modality, which cannot be refused without reasonable and duly substantiated justification. In any case, THE BANK declares that it knows and accepts that currently an area of 18,600M2 of THE PROPERTY will be delivered to a third party, namely, SAMSUNG SDS GLOBAL SCL COLOMBIA S.A.S, who in turn entered into a mandate CONTRACT with SAMSUNG ELECTRONICS COLOMBIA S.A, on behalf of THE LESSEE under a lease agreement (the “WAREHOUSE 300”); ii) Make non-essential or locative improvements to THE PROPERTY, which will be the responsibility of THE LESSEE. At the end of the Financial Leasing Lease CONTRACT, these improvements can be removed by THE LESSEE if their removal does not cause detriment to THE PROPERTY covered by the CONTRACT. In such a case, they will be deemed incorporated into THE PROPERTY without THE LESSEE having the right to any compensation.

R. Notify THE BANK and the insurer when any change occurs that modifies or worsens the insured risk and/or any change in the use of THE PROPERTY.

S. Do not encumber THE PROPERTY with any kind of liens or guarantees.

T. At the signing of the CONTRACT, subscribe an irrevocable power of attorney so that THE BANK can carry out and pay, on behalf of THE LESSEE, the procedures and amounts necessary to transfer THE PROPERTY, when THE LESSEE does not do so within the stipulated period in the CONTRACT.

U. Establish and keep in force, for the benefit of THE BANK, the guarantees, and contracts for the delivery of possession over THE PROPERTY to the satisfaction of THE BANK.

V. THE LESSEE undertakes to assign the economic values and/or rights, penalties, fines, and compensations derived from contracts with third parties that have been or may be entered into for subleasing or delivering possession under any other title of THE PROPERTY covered by this CONTRACT in favor of the payment source trust that is constituted for this purpose, in which THE BANK will hold the position of SECURED CREDITOR. For this purpose, legal documents will be signed as agreed upon by the parties.

W. THE LESSEE undertakes to assign the economic values and/or rights derived from the lease CONTRACT signed by THE LESSEE with the company SAMSUNG SDS GLOBAL SCL COLOMBIA S.A.S, who in turn entered into a mandate CONTRACT with SAMSUNG ELECTRONICS COLOMBIA S.A for Warehouse B300 in the CALLE 80 LOGISTIC PARK, in favor of the payment source trust that is constituted for this purpose, in which THE BANK will hold the position of SECURED CREDITOR.

X. In case, during the term of the CONTRACT, THE LESSEE receives payment of penalties, fines, or compensations for early termination of the lease CONTRACT signed by THE LESSEE with SAMSUNG ELECTRONICS COLOMBIA S.A for Warehouse B300, THE LESSEE undertakes that the payment resulting from such penalty, fine, or compensation will be assigned to the payment source trust, to be used for the payment of obligations in favor of THE BANK as extraordinary installments and/or prepayments.

For the verification of compliance with this commitment, THE LESSEE undertakes to submit, at the termination of the lease contract, a certification issued by its legal representative stating such termination and whether, because of it, penalties have been incurred. This is without prejudice to verifications or information requests that THE BANK may make at any time in this regard.

Y. THE LESSEE undertakes to submit every two (2) months, reports from the intervention expert of the work to certify the progress of the work on THE PROPERTY.

Z. Limit the possibility of guaranteeing third-party obligations.

THE LESSEE commits not to provide guarantees to support obligations of third parties or their shareholders, or to companies in which they or the debtor have a stake, or to subsidiaries or parent companies of THE LESSEE or its shareholders, without prior express written authorization from THE BANK. Similarly, it undertakes not to increase the terms, amounts, and conditions of guarantees already constituted in relation to third-party obligations without such authorization.

Likewise, without the prior written authorization of THE BANK, THE LESSEE may not enter into purchase CONTRACTs with third parties subject to suspensive conditions, committing to acquire the obligations of the persons indicated above or enter into liquidity support or capitalization agreements regarding them, or purchase credits on their behalf.

The debtor also cannot assume the role of managing partner or collective partner in limited partnerships. THE LESSEE undertakes to send THE BANK a certification signed by the legal representative every six (6) months, validating compliance with this commitment.

AA. Transactions with parent companies and subsidiaries:

THE LESSEE may not directly or indirectly: i) Make payments on behalf of its parent company or its subsidiaries, except for payments made for or on behalf of LATAM LOGISTIC COL OPCO S.A, which is the operating company of the Logistic Park; ii) Make any investment in the parent company or subsidiaries, through the acquisition of shares, granting of loans, making advances, transferring ownership, providing guarantees, or any other arrangement to pay, buy, or directly or indirectly address a debt or other obligation; iii) Rent, sell, transfer, or otherwise dispose of tangible or intangible assets in favor of a parent company or subsidiary; iii) Participate in, or carry out any transaction with its parent company or subsidiaries under conditions different from market terms; iv) Enter into or allow agreements that in any way prohibit or limit the capacity of a subsidiary to pay or distribute dividends to THE LESSEE or engage the debtor in capitalizations in the subsidiary or the creation of encumbrances without the prior written authorization of THE BANK; v) Create subsidiaries or subsidiaries without the prior written authorization of THE BANK when THE LESSEE is not meeting the following covenants:

● FREE CASH FLOW for THE PROPERTY greater than or equal to one point two (1.2) times the DEBT SERVICE.

THE LESSEE undertakes to send THE BANK a certification signed by the legal representative of THE LESSEE every six (6) months, validating compliance with this requirement.

BB. COVENANTS:

i. FREE CASH FLOW ON DEBT SERVICE:

For the purposes of this clause, the following terms are understood:

“DEBT SERVICE”: The sum of the payments that THE LESSEE must make for the duration of the CONTRACT for capital, interest, premiums, debt discounts, commissions, fees, reimbursable expenses.

“FREE CASH FLOW”: (i) EBITDA, minus (ii) variation in working capital, minus (iii) CAPEX, minus (iv) reposition and maintenance expenses normally charged against current operations, minus (v) income taxes paid during the corresponding measurement period.

“CAPEX (Investments in fixed assets)” means expenses or investments related to the acquisition, maintenance, improvement, or repositioning of tangible or intangible fixed or capital assets recorded under investment activities in accordance with the debtor’s accounting in accordance with GAAP and/or IFRS.

“THE SHAREHOLDER” means:

ACCIONISTA	IDENTIFICACION	PORCENTAJE
LatAm Logistic Col HoldCo 1 S de RL	Seccion Mercantil del Registro Publico de Panama, desde el 26 de Mayo de 2016, a Folio 155630461, Asiento 1, Entrada 234536/2016	100%

THE LESSEE agrees to:

i) maintain, during the term of this CONTRACT, the FREE CASH FLOW indicator for THE PROPERTY greater than or equal to one point two (1.2) times the DEBT SERVICE.

FCL/Debt service ≥1.2 times

ii) THE LESSEE undertakes to present to the shareholders’ meeting the proposal not to distribute, decree, or pay profits or dividends on profits when notified and justifiably determined by THE BANK that THE LESSEE is not meeting the FREE CASH FLOW indicator greater than or equal to one point two (1.2) times the DEBT SERVICE for THE PROPERTY. This prohibition will persist until the indices are restored.

THE SHAREHOLDER undertakes to vote negatively on the decree, distribution, and/or payment of profits or dividends on the profits of THE LESSEE in case the FREE CASH FLOW indicator greater than or equal to one point two (1.2) times the DEBT SERVICE is not being met.

FIRST: In relation to THE PROPERTY, this covenant will be reviewed semi-annually by and at the expense of THE BANK. The indicators will be calculated based on the previous twelve (12) months as of the measurement date.

SECOND: To verify compliance with the financial obligation mentioned above, THE LESSEE undertakes to provide THE BANK with the following information:

Financial statements as of June, within thirty (30) days following the cutoff date, which must be certified by the legal representative or accountant of THE LESSEE.

Audited financial statements as of December 31 of each year, within ten (10) days following their approval.

● Result of the analysis of the projected annual budget versus the actual annual budget, to be submitted within forty-five (45) days following the close of the respective year.

ii. DEBT/EQUITY

For the purposes of this clause, the following terms are understood:

“DEBT”: The value of THE LESSEE’s liabilities, including obligations and contingencies for financial credits, financial leasing CONTRACTs, obligations to suppliers, economic affiliates, and third parties.

“EQUITY”: Contributions to be made by the SHAREHOLDER, either in the form of cash contributions to the social capital or in the form of loans under shareholder subordinated loan agreements, during the term of the company or the project. The interest that may be capitalized under shareholder subordinated loan agreements will not be taken into account for the purpose of determining the required capital amount according to the CONTRACT documents.

THE LESSEE undertakes that at the beginning of the Term, in the Financial Statements of THE LESSEE, there must be a ratio of sixty-five percent (65%) DEBT and thirty-five percent (35%) EQUITY in relation to THE PROPERTY.

FIRST: In relation to THE PROPERTY, the covenant will be reviewed by THE BANK at the beginning of the term. The indicators will be calculated based on the previous twelve (12) months as of the measurement date. The measurement of the Covenant will be carried out no later than September 30, 2021.

SECOND: To verify compliance with the financial obligation mentioned above, THE LESSEE undertakes to provide THE BANK with the following information:

Financial statements as of June, within thirty (30) days following the cutoff date, which must be certified by the legal representative or accountant of THE LESSEE.

Audited financial statements as of December 31 of each year, within ten (10) days following their approval.

Result of the analysis of the projected annual budget versus the actual annual budget, to be submitted within forty-five (45) days following the close of the respective year.

CC. Other obligations contained in this CONTRACT.

PARAGRAPH: When THE BANK pays any of the sums mentioned above, THE LESSEE must reimburse said amount within the period established in the corresponding invoice.

14. OBLIGATIONS OF THE BANK.

A. Acquire THE PROPERTY.

B. Allow the use and enjoyment of THE PROPERTY as long as THE LESSEE is fulfilling its obligations.

C. Free THE LESSEE from any illegitimate disturbance in the use and enjoyment of THE PROPERTY, when attributable to THE BANK.

D. Transfer THE PROPERTY to THE LESSEE or to whoever it indicates in writing, in case the conditions for the exercise of the purchase option are met.

E. Keep available to THE LESSEE all the supporting documents for the celebration and execution of the

CONTRACT.

F. Refrain from disposing of THE PROPERTY or encumbering it during the term of this CONTRACT in a way that could jeopardize its complete execution, as well as the use and enjoyment thereof by THE LESSEE or the third parties to whom THE BANK has authorized.

15. ENVIRONMENTAL AND INDUSTRIAL SAFETY CLAUSE: THE LESSEE undertakes to comply with and ensure compliance with environmental regulations, industrial safety, human rights, and provisions of the competent authority. Also, it commits to allocate THE PROPERTY to activities that do not contravene current regulations. Likewise, it undertakes to be responsible for environmental damage, non-compliance with said regulations, environmental liabilities, and the consequences of other events generated by or with THE PROPERTY and/or related activities. Consequently, it will defend THE BANK and keep it indemnified from any loss, claim, damage, or liability of any kind suffered or attributed to it for any of the events. Additionally, it will inform THE BANK by providing the supporting documentation requested regarding any environmental incident generated by or with THE PROPERTY or the activity carried out, whether it involves a violation of regulations, as well as about the initiation of preventive measures and/or environmental sanctioning procedures or other actions initiated for such events.

16. LIABILITY: The physical and legal custody of THE PROPERTY lies with THE LESSEE as it has the use and enjoyment of THE PROPERTY. Consequently, it will be liable for damages caused to third parties by or with the same. THE LESSEE undertakes to respond to authorities and/or third parties for any incident generated by or with THE PROPERTY and/or the activity to which it is destined, such as, but not limited to, environmental damage, urban planning infractions, violations of transportation regulations, the omission of necessary repairs and/or improvements to THE PROPERTY, or other events. For the foregoing, THE LESSEE will defend THE BANK and keep it indemnified.

17. INSURANCE: THE LESSEE, having the physical and legal custody of THE PROPERTY, undertakes during the term of the CONTRACT to CONTRACT and keep in force the insurance policy(ies) described in the Initiation of the Term Annex and those necessary for the proper protection of THE PROPERTY. Similarly, it commits to pay the premiums generated when contracting and renewing such policies. The sole beneficiary of the insurance policy(ies) must be THE BANK, and in civil liability, the beneficiary(ies) must also be the affected third parties.

THE BANK may reject the individually endorsed policy presented by THE LESSEE by invoking non-compliance with the requirements established in current regulations or if the insurance company does not meet the qualification and policies published by THE BANK on the website: www.leasingbancolombia.com.

In the event that THE LESSEE does not provide evidence to THE BANK of the contracting, renewal, and validity of the aforementioned policies, THE BANK, as the owner of THE PROPERTY, is empowered during the term of the CONTRACT to include it in the collective policy it has contracted for this purpose, the characteristics of which are published on the website www.leasingbancolombia.com, as long as THE LESSEE and/or THE PROPERTY meet the requirements demanded by the insurer.

THE BANK may cover, at THE LESSEE’s expense, the value of the premium(s), and from the moment of payment, THE LESSEE must reimburse said amount to THE BANK, and it will pay it on the date indicated in the invoice.

THE LESSEE will keep the values of THE PROPERTY updated during the term of the policy(ies) to avoid underinsurance. THE LESSEE has the right at any time to CONTRACT another insurer, complying with the requirements; however, it must immediately notify THE BANK of any changes.

For THE LESSEE to be aware of the terms of the insurance policies mentioned in the CONTRACT, THE BANK will provide a copy of them at the insurability of THE PROPERTY.

FIRST. RESPONSIBILITY FOR DEDUCTIBLES AND SHORTFALLS. In the event of partial or total loss, THE LESSEE shall be obligated to pay the deductible. Likewise, it undertakes to pay THE BANK the amount lacking for the cost of repairs and/or replacement of THE PROPERTY or its parts, and the amount not covered by underinsurance.

SECOND. ALLOCATION OF INDEMNITIES. In case of total loss, THE BANK will allocate the received indemnity to the balance pending payment under the CONTRACT. If, after this operation, THE LESSEE still owes any sum to THE BANK, THE BANK must pay it within the period stipulated in one of the following invoices. If there is any excess amount, it will be allocated as follows: i) if there are outstanding payments owed by THE LESSEE, it may be applied according to the payment allocation order established in the CONTRACT; or ii) if there are no outstanding payments owed by THE LESSEE, these sums of money will be delivered to THE LESSEE. Sums received by THE LESSEE as compensation for a partial loss must be exclusively used by it for the repair of THE PROPERTY.

THIRD. RESPONSIBILITY IN CASE OF OBJECTION OR NON-PAYMENT BY THE INSURER, OR ABSENCE OF INSURANCE. If the insurer is not obligated to pay the value of losses or damages, objects to the claim, or THE PROPERTY is not insured, THE LESSEE shall be responsible for the replacement or repair of THE PROPERTY and/or compensation to third parties. In case of total losses, the replacement of THE PROPERTY will be done by paying the remaining principal, including the value of the purchase option, plus the accrued interest pending payment as of the date of the incident, calculated at the rate indicated in the Initiation of the Term Annex.

18. JOINT LIABILITY. When there are multiple lessees, they shall be jointly and severally liable in exercising their rights and fulfilling their obligations.

19. GENERAL TERMINATION GROUNDS OF THE CONTRACT. This CONTRACT shall terminate for any of the following reasons:

A. Upon expiration of the term of the CONTRACT.

B. By mutual agreement between the parties.

C. Due to the total loss of THE PROPERTY, in which case what is indicated in item 17, “INSURANCE,” of this CONTRACT shall apply.

20. GROUNDS FOR UNILATERAL TERMINATION FOR JUST CAUSE BY THE BANK. THE BANK may terminate this CONTRACT before its expiration, without the need for a judicial declaration, and demand the return of THE PROPERTY, as well as any other benefits that may arise, including but not limited to, sums established because of the breach of the CONTRACT, in any of the following situations:

A. Due to the breach of any of the obligations and/or declarations of THE LESSEE stipulated in this CONTRACT.

B. Due to the non-compliance of THE SUPPLIER in the advance stage.

C. Due to the non-timely payment of the rent for one (1) period or more. Notwithstanding the foregoing, THE LESSEE will have a term of fifteen (15) consecutive days to remedy this breach.

D. Upon expiration of the maximum term established for the advance stage unless it is extended by written agreement of the parties.

E. When THE PROPERTY is affected by the action of a third party or by any legal action or precautionary measure(s) unrelated to THE BANK and/or by the seizure of the purchase option.

F. The dissolution or liquidation, or the death, of THE LESSEE, without prejudice to the solidarity agreed upon in this CONTRACT.

G. When, among the parties, there are several obligations, and THE LESSEE is in default of more than 30 days in fulfilling at least one of them.

H. When THE LESSEE is in breach of any CONTRACTual obligation that could individually or collectively result in a Material Adverse Effect. For the purposes of this obligation, a Material Adverse Effect shall be understood as any change, effect, event, situation, or condition that, when considered individually or in conjunction with all other changes or adverse effects, is, in the reasonable and justified judgment of THE BANK, substantially adverse to (i) the business, operations, compliance, prospects, liabilities, operating results, assets, properties, or conditions (financial or otherwise) of THE LESSEE’s business (in its entirety), (ii) the ability (in its entirety) of THE LESSEE to fulfill any of its material obligations under the CONTRACT, or (iii) the legality, validity, enforceability, or possibility of execution of any provision of the CONTRACT.

I. In case THE LESSEE or the holder of the assets under any title, and/or its guarantor(s) if any, the administrators of THE LESSEE, its direct and indirect associates with a shareholding equal to or greater than 5% in the share capital, or its subsidiaries, or any third party acting on behalf of THE LESSEE under this CONTRACT, becomes: i) convicted of the crime of money laundering, predicate offenses thereof, including crimes against public administration or the crime of financing terrorism or administration of resources related to terrorist activities, ii) administratively sanctioned for violations of any anti-corruption regulations, iii) included in lists managed by any national or foreign authority for the control of money laundering and/or financing terrorism and/or corruption in any of its forms, iv) linked to any type of investigation, judicial or administrative proceeding, conducted by competent national or foreign authorities, for the alleged commission of crimes or offenses related to money laundering, predicate offenses of money laundering, including crimes against public administration and/or financing terrorism, or administration of resources related to terrorist activities.

Likewise, it is a cause for termination for just cause by THE BANK:

J. That before payment to THE SUPPLIER is made, it falls into any of the events described in the preceding paragraph or,

K. That THE SUPPLIER requests payment in any jurisdictions restricted by the OFAC.

L. The non-compliance with the financial obligations indicated in section Y and numeral 13 of this CONTRACT.

M. Change of Control:

i. The change in the controlling interest exercised by THE SHAREHOLDER of THE LESSEE, without prior written notice to THE BANK, which must be sent within thirty (30) days prior to the change of shareholder of THE LESSEE.

ii. The change in the controlling interest exercised by LatAm Logistic Properties S de RL over Latam Logistic col Holdcol I S de RL. without prior written notice to THE BANK, which must be sent within thirty (30) days prior to the change of shareholder. For this, the legal representative of Latam Logistic col Holdcol I S de RL. will certify the shareholding composition of said company no later than June 30 of each year, and whenever required by THE BANK, a request that must be made in writing.

iii. The change in the controlling interest exercised by the Society JREP I Logistic Acquisition LP over LatAm Logistic Properties S de RL without prior written notice to THE BANK, To ensure that THE LESSEE is aware of the clauses of the insurance policies mentioned in the CONTRACT, THE BANK will provide a copy of them at the time of insurability of THE PROPERTY.

Paragraph: The new shareholder must i) not be a legal or natural person listed in, or directly or indirectly have participation from individuals listed by any national or foreign authority for the control of money laundering and/or terrorism financing and/or corruption in any of its modalities; ii) convicted of the crime of money laundering, the predicate offenses thereof, including crimes against public administration or the crime of terrorism financing or management of resources related to terrorist activities, iii) administratively sanctioned for violations of any anti-corruption norm; iv) linked to any type of investigation, judicial or administrative process, conducted by competent authorities at the national or foreign level, for the alleged commission of crimes or infractions related to money laundering, predicate offenses of money laundering, including crimes against public administration and/or terrorism financing, or management of resources related to terrorist activities; v) not be a person who regularly resides or has been constituted, or is owned or controlled, or acts on behalf of, a person who regularly resides or is organized under the laws of a country or territory subject to sanctions; vi) not be a plaintiff or defendant in any judicial or extrajudicial proceeding related to THE BANK; vii) not be the subject of any material collection or foreclosure proceedings (whether judicial or extrajudicial) against them; viii) not be in default, nor have been in the last five years, in any contract signed with THE BANK; ix) not be reported in Datacredito, any credit bureau, or any other public or private entity, national, foreign, or multilateral that administers or manages credit databases; x) approve the credit risk analysis to the satisfaction of THE BANK.

In the event that the new shareholder and/or participant of THE LESSEE is involved in any of the events described in the previous paragraph, THE LESSEE will have a period of ninety (90) calendar days, counted from the notification sent by THE BANK, to proceed to the total payment of the economic obligations derived from this CONTRACT in favor of THE BANK or to resolve the situation at hand.

N. In case THE LESSEE engages in transactions with its parent companies or their subsidiaries or with the subsidiaries of THE LESSEE, outside the ordinary course of business, at a value that does not correspond to market value or under less favorable conditions than those that could be obtained with unrelated third parties.

PARAGRAPH: In the events, THE BANK will send a communication to THE LESSEE informing them of this situation.

21. UNILATERAL TERMINATION DUE TO JUST CAUSE BY THE LESSEE. THE LESSEE may terminate this CONTRACT before the expiration of the term, in the following events:

A. Due to the non-compliance with any of the obligations of THE BANK.

B. Upon request of THE LESSEE under the terms of Law 1555 of 2012 or its modifications, which regulate early payments.

22. EARLY TERMINATION OF THE CONTRACT TERM: Once the term has commenced, if THE LESSEE decides to make a total prepayment of the CONTRACT, they may choose between:

A. EXERCISE THE PURCHASE OPTION. In this case, THE LESSEE must pay the outstanding principal, including the purchase option value, plus accrued interest pending payment as of the early termination date, settled at the rate indicated in the Initiation of Term Annex. For the early exercise of this right, the procedure for the transfer of ownership of THE PROPERTY will be applied.

B. NOT EXERCISE THE PURCHASE OPTION. In this case, THE LESSEE must pay the outstanding principal, minus the purchase option value, plus accrued interest pending payment as of the early termination date, settled at the rate indicated in the Initiation of Term Annex. The foregoing does not exempt THE LESSEE from returning THE PROPERTY as stipulated in this CONTRACT.

PARAGRAPH: The mentioned options can be executed, provided that THE LESSEE is in good standing in all respects with THE BANK and without prejudice to the prepayment penalty as stipulated in this CONTRACT and in the Law.

23. EXERCISE OF THE PURCHASE OPTION. THE LESSEE will communicate in writing to THE BANK at least thirty (30) calendar days in advance of the agreed date for the payment of the purchase option according to General Data, their intention not to exercise it. Otherwise, it will be understood that they will use their right by paying in cash, on the agreed date, the amount defined as the value of the purchase option. For the exercise of this faculty, it is necessary for THE LESSEE to be in good standing for all concepts with THE BANK.

If the transfer of THE PROPERTY requires compliance with a formality, the parties will carry out the necessary procedures to legalize the transfer of ownership of THE PROPERTY. For this, THE LESSEE, within thirty (30) calendar days following the date established for the payment of the purchase option, will provide THE BANK with the required documents for this purpose and undertakes to sign all the necessary documents for THE BANK to carry out the transfer of THE PROPERTY to THE LESSEE. Once this documentation is provided, THE BANK will indicate the place and date on which THE LESSEE must appear to carry out these procedures.

In the event of an early termination of the CONTRACT by THE LESSEE with the exercise of the purchase option, the value of the purchase option will be the total amount paid by THE LESSEE in advance in accordance with the provisions of item A of clause 22 of this CONTRACT.

24. IRREVOCABLE PURCHASE OPTION: For tax purposes, the parties commit under an irrevocable purchase option under the terms established above.

25. RESTITUTION. Upon termination, resolution, or rescission of the CONTRACT for any reason, except in the event that THE LESSEE exercises the purchase option, THE LESSEE will return THE PROPERTY to THE BANK: (i) in the same condition in which it was received and in optimal operating conditions that do not imply interventions of any kind, except for natural wear and tear from legitimate use, (ii) free from precautionary measures, leases, and/or court orders that prevent or restrict the sale and transfer thereof, or its peaceful use, (iii) with taxes, penalties, and other expenses paid that, according to what is established here, are the responsibility of THE LESSEE, and (iv) with parts manuals, operation and/or maintenance manuals, catalogs, assembly plans, and/or start-up plans, among others. The return must be made at the location indicated by THE BANK on the day on which this CONTRACT is terminated, resolved, or rescinded. In cases where termination occurs due to the expiration of the term, THE LESSEE must coordinate the return with THE BANK at least three (3) business days in advance of the term expiration date.

When THE LESSEE does not voluntarily return THE PROPERTY, THE PARTIES agree that THE BANK may choose the possession restitution mechanism due to default, as established in Article 77 of Law 1676 of 2013, on Chattel Guarantees, and other regulations that govern, modify, or replace it, as well as the procedures outlined in the Civil Procedure Code and/or the General Code of Procedure.

All expenses associated with restitution shall be borne by THE LESSEE.

For each day of delay in fulfilling THE LESSEE’s obligation to return within the terms established in this clause, THE LESSEE shall pay a penalty equivalent to the value of the rent that was in force at the time of the obligation to return, divided by the number of days in the payment periodicity defined in this CONTRACT, and shall remain obligated to continue fulfilling the other obligations at its expense without this being understood as an extension of the CONTRACT.

26. EFFECTS OF CONTRACT BREACH. The parties mutually agree that in the event of non-compliance, THE LESSEE shall pay to THE BANK the following:

A. A default interest equivalent to the maximum legal rate for the non-timely payment of rent, the purchase option, or any other sum of money owed by THE LESSEE. The parties agree that the payment of default interest does not extinguish the obligation to pay for the mentioned concepts, as this interest is generated solely by the delay. THE BANK’s tolerance in receiving such payments does not imply an extension or forgiveness of the delay, without prejudice, that for the same reason, it may terminate the CONTRACT.

B. In case THE BANK terminates this CONTRACT for just cause, as agreed by the parties, THE LESSEE, in addition to moratorium interest, shall pay to THE BANK:

B.1. If the CONTRACT is in the advance stage, the amounts that THE BANK has paid to THE SUPPLIER, with their respective interests,

B.2. If the Term has already begun, the overdue and unpaid rents, and as a penalty, an amount equivalent to present value of the uncashed rents, discounted at the basic rate defined in this CONTRACT.

27. ASSIGNMENT OF RIGHTS OR CONTRACTUAL POSITION. THE LESSEE may only assign this CONTRACT, or the economic rights derived from it with the prior written approval of THE BANK. THE BANK’s study for accepting the assignment is limited solely to the analysis of the credit risk and SARLAFT of the assignee. THE LESSEE accepts the assignment, transfer, or endorsement that THE BANK, in the development of securitization processes, makes of the CONTRACT, the flows derived from it, the guarantees supporting the fulfillment of THE LESSEE’s obligations under said CONTRACT, THE PROPERTY, and the insurance policies covering them, if it is done without diminishing THE LESSEE’s rights under this CONTRACT.

28. FINANCIAL CONSUMER DEFENDER. THE LESSEE will have the authority to go to the Financial Consumer Defender so that their complaints and claims are addressed free of charge. The procedure for submitting such requests is published on the website: www.leasingbancolombia.com.

29. WAIVER OF FORMAL DEMANDS. THE LESSEE waives the formality of a demand to declare it in default in case of non-compliance with any of the obligations assumed under this CONTRACT.

30. EXECUTIVE MERIT. The parties acknowledge and accept that this CONTRACT has executive merit for the judicial enforcement of the fulfillment of all, some, or any of the obligations to give, do, or not do that derive from it and may resort to the ordinary jurisdiction. For this purpose, THE BANK may use the CONTRACT and/or the promissory note it has or may come to have in its favor.

31. CALL FOR GUARANTEE: THE BANK, notified of the admissibility of a lawsuit initiated by third parties for the purpose of claiming damages caused by or with THE PROPERTY, may call THE LESSEE as a guarantee as provided by the regulations governing the matter.

32. CONTRACT DOCUMENTS. The approval letter issued by THE BANK and sent to THE LESSEE, General Data, General Data, the promissory note, the powers granted by and to THE BANK, the annexes, and other documents generated during the CONTRACT are an integral part of this CONTRACT.

33. MODIFICATIONS TO CONTRACT CONDITIONS. Modifications to this CONTRACT may be made through an amendment signed by the parties or through a communication sent by THE LESSEE and may be accepted in writing by THE BANK.

34. AUTHORIZATION. THE LESSEE grants THE BANK the right or authority to inform, record, and keep updated in the databases and/or integral data systems of public and/or private entities the data related to THE PROPERTY and the guarantees associated with it, as well as the information of THE LESSEE related to the CONTRACT and/or the guarantees, in order to reflect the material and legal custody of THE PROPERTY.

35. SARLAFT. THE LESSEE undertakes to implement measures to prevent its operations from being used, with or without its knowledge, as instruments for the concealment, handling, investment, or exploitation in any way of money or other assets derived from criminal activities or to give the appearance of legality to these activities.

36. GUARANTEES AND SOURCES OF PAYMENT: The disbursement of any sum of money under this CONTRACT is subject to the proper establishment of payment sources, Administration Trust and Payment Source covering 100% of the income derived from the operation of THE PROPERTY, which must have a minimum coverage of 120% over the rent payment and Guarantees during the advance stage. It is also subject to THE LESSEE’s signature on this CONTRACT and the promissory note in blank with a letter of instructions. In the event that guarantee certificates are issued, they will be canceled at the time of the transfer of the Properties to THE BANK, for which THE BANK must also instruct the trust company to issue the said guarantee certificates for cancellation.

37. COMMISSIONS:

A. AVAILABILITY COMMISSION: THE LESSEE will pay THE BANK an availability commission on the undisbursed balances to THE SUPPLIER, at the rate and frequency stipulated in the General Data. Unless otherwise stipulated in the General Data, the commission will begin to accrue from the date of the signing of this CONTRACT. THE LESSEE must pay the commission amount plus VAT on the due date of the invoice issued by THE COMPANY for this purpose.

The unpaid balances to THE SUPPLIER will result from subtracting the value of THE PROPERTY indicated in General Data from the value of the payment(s) to THE SUPPLIER made up to the date.

B. WAIVER COMMISSION: Any express and written waiver by THE BANK in relation to its rights or in relation to the fulfillment of THE LESSEE’s obligations under this CONTRACT may generate a commission of 0.5% per annum plus VAT on the outstanding rents at the time the waiver is authorized.

38. CONTRACT EXECUTION DATE: It will be the one indicated in General Data. THE LESSEE declares that he is aware of the regulations that regulate this CONTRACT, including, but not limited to, the accounting and tax treatment that he must give to it.

39. LESSEE’S STATEMENTS: With the signing of this CONTRACT, THE LESSEE declares and warrants the following:

A. That there are no administrative, tax, disciplinary, or judicial actions, processes, lawsuits, or disputes, nor are there pending investigations, reconciliations, legal actions, or proceedings by or before judicial, administrative, arbitral, oversight, and control authorities against him that could affect the fulfillment of the obligations arising from this CONTRACT.

B. That there has not occurred or is imminent the occurrence of a unilateral termination cause of the CONTRACT for just cause by THE BANK.

C. That he has not entered into or has valid transactions with its parent companies or their subsidiaries or with its subsidiaries, except for transactions carried out in the ordinary course of business at market value and on terms no less favorable to THE LESSEE than those conditions that could be obtained in transactions with unrelated third parties.

THE LESSEE

Michael Patrick Fangman

P.P. 642954587

LATAM LOGISTIC COL PROPCO COTA 1 SAS

Esteban Saldarriaga Gaviria

C.C. 81.717.335

First Substitute of the legal representative

LATAM LOGISTIC COL PROPCO COTA 1 SAS

Guillermo Zarco Berdejo

C.C 79.693.866

Third Substitute of the legal representative

LATAM LOGISTIC COL PROPCO COTA 1 SAS

BANCOLOMBIA S.A.

NIT 8909039388

MARTIN ORLANDO PRIETO RODRÍGUEZ

C.C. 79048722

Attorney-in-fact